Exhibit 2.1

                                                                  Execution Copy

                          SECURITIES PURCHASE AGREEMENT

         Securities Purchase Agreement (this "Agreement"), dated as of February 26, 2002, by and between Decorize, Inc., a Delaware corporation (the "Company"), and NestUSA, Inc., a Texas corporation ("Purchaser").

         WHEREAS, the Company proposes to issue and sell to Purchaser for cash a Convertible Term Note in the original principal amount of $750,000, and those certain Warrants to purchase an aggregate of 300,000 shares of common stock, $0.001 par value, of the Company (the "Common Stock"), on the terms and conditions set forth below; and

         WHEREAS, the Company, among other things, has agreed to provide certain registration rights under the Securities Act of 1933, as amended from time to time (the "Securities Act"), with respect to the shares of Common Stock issuable upon exercise of Warrants and upon conversion of the Convertible Term Note that are being issued to Purchaser pursuant to this Agreement.

         NOW THEREFORE, in consideration of the above recitals and the mutual covenants set forth herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.01 The terms defined in this Section 1.01 shall have for all purposes of this Agreement the respective meanings specified below.

         "Agreement" shall mean this Securities Purchase Agreement as it may be amended from time to time.

         "Business Day" shall mean any day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Greene County, Missouri.

         "Closing" shall mean the consummation of the purchase and sale of the Securities.

         "Closing Date" shall mean February 26, 2002, or such later date on which the conditions set forth in Articles VI and VII hereof have been satisfied or waived.

         "Closing Documents" shall mean this Agreement, the Note, the Warrants, the Registration Rights Agreement and any other document required by this Agreement as a condition to the obligations of Purchaser under this Agreement or executed or delivered by the Company at the Closing.

         "Collateral" shall mean all office equipment, personal property, trade fixtures, office furniture, computer equipment, goodwill, tradenames and inventory of the Company. Collateral shall not include any accounts, account receivables or proceeds thereof.

         "Common Stock" shall have the meaning set forth in the recitals hereto.

         "Company" shall mean Decorize, Inc., a Delaware corporation, and its successors and assigns.

         "Conversion Shares" shall mean the shares of Common Stock issued or issuable upon conversion of the Note.

         "Exhibit" is a reference to an exhibit attached to this Agreement.

         "Material Adverse Change" shall mean a material and adverse change in the business, assets, financial condition, results of operations, affairs or prospects of the Company and its subsidiaries, taken as a whole.

         "Note" shall mean that certain Convertible Term Note (the form of which is attached as Exhibit A), in the aggregate principal amount of $750,000 which shall be issued by the Company to Purchaser at the Closing in the manner prescribed in this Agreement.

         "Qualified Financing" shall mean the first sale or related group of sales by the Company of shares of Common Stock or any preferred stock of the Company or other securities convertible into or exchangeable for such shares of Common Stock, whether or not the rights to exchange or convert thereunder shall be immediately exercisable (other than the Note or Warrants), that occurs following the date of this Agreement in an arms-length transaction which sale generates gross proceeds to the Company of at least Three Million and No/100 U.S. Dollars ($3,000,000).

         "Registration Rights Agreement" shall mean that certain Registration Rights Agreement made and entered into as of the Closing Date, by and between the Company and Purchaser (the form of which is attached as Exhibit C).

         "Schedule" is a reference to a schedule attached to this Agreement.

         "Section" shall mean a section or subsection of this Agreement.

         "Securities" shall mean any of the Note and Warrants purchased and sold under this Agreement, and any Conversion Shares, Warrant Shares or other shares of capital stock issued or issuable thereunder from time to time.

         "Securities Act" shall have the meaning set forth in the recitals hereto.

         "Warrants" shall mean those certain Warrants to purchase shares of Common Stock, dated the Closing Date (the form of the certificate for which is attached as Exhibit B). Each Warrant provides for the issuance of one Warrant Share with an initial exercise price of $3.00 per Warrant Share; provided, that if the Note remains outstanding and a Qualified Financing does not occur on or before December 31, 2002, then the exercise price shall be reduced to $1.50 per Warrant Share.

         "Warrant Shares" shall mean the 300,000 shares of Common Stock issued or issuable upon exercise of the Warrants, as such number may be adjusted from time to time under the Warrants.

                                   ARTICLE II
                  PURCHASE, SALE AND TERMS OF NOTE AND WARRANTS

         2.01  The Note; Optional Conversion.

                  (a) The Company has authorized the issuance and sale to Purchaser of the Note in the original aggregate principal amount of Seven Hundred Fifty Thousand and No/100 U.S. Dollars ($750,000.00). Interest accruing under the Note shall accrue at the rate of six percent (6%) per annum, accrued and compounded annually. Principal and interest on the Note shall be due and payable as provided in the Note, with payments commencing on the first day of the first calendar month following the one year anniversary of the Closing Date. All accrued interest and all principal under the Note shall be due and payable on or before the second anniversary of the Closing Date.

                  (b) At the sole discretion of Purchaser at any time during the first 365 days on which its Note is outstanding, Purchaser may convert all or any portion of the outstanding balance of its Note, including accrued but unpaid interest thereon, into Conversion Shares. The conversion price for the Conversion Shares issuable under the Note, whether such conversion is mandatory or elective, is $2.50 per share, as may it be adjusted in accordance with the terms of the Note.

         2.02 The Warrants. The Company has also authorized the issuance and sale to Purchaser of the Warrants, which grant Purchaser the right and option to purchase Warrant Shares on the terms set forth therein. The Warrants may be exercised in whole or in part as set forth in the Warrant. The number of Warrant Shares subject to each Warrant and the exercise price are subject to further adjustment as set forth in the Warrant.

         2.03 Closing of Purchase and Sale of Note and Warrants. At the Closing, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase, the Note in the original principal amount set forth above, for an amount equal to such original principal amount. The purchase and sale of the Note and the issuance of the Warrants to Purchaser shall take place by express delivery exchange of the Closing Documents on the Closing Date, with the Closing to be held at the offices of Hallett & Perrin, P.C., 2001 Bryan Street, Suite 3900, Dallas, Texas 75201. At the Closing, the Company shall deliver to Purchaser the Note and a certificate representing the Warrants to Purchaser, against payment of the purchase price, and the Company and Purchaser shall deliver to one another such other agreements, documents and certificates as specified in this Agreement or as may be reasonably requested by one another. The purchase price shall be paid by wire transfer to an account designated by the Company.

         2.04 Prepayment Rights. Upon ten (10) days' prior written notice to the holder of the Note, the Company shall have the right to prepay in whole or in part, without penalty or premium, the unpaid principal amount of and accrued interest on the Note. Such notice shall specify the proposed date and amount of payment. Notwithstanding notice of prepayment, with respect to the Note, Purchaser will continue to have the right to convert all or any portion of such Note, and any accrued but unpaid interest thereon, into Conversion Shares during such ten (10) day period, as more particularly set forth in the Note.

         2.05 Registration of Note and Warrants. The Company shall maintain a register of the Note and Warrants to record therein the name and address of the registered holder thereof, instructions for notices and payments of principal and interest, and other information for transfers or exchanges of the Note and Warrants. No transfer of a Note or Warrant shall be valid unless made by the registered holder with the prior written consent of the Company, which shall not be unreasonably withheld and the registered holder shall be deemed the owner thereof for purposes of this Agreement, including payment of principal and interest thereon. Notwithstanding anything in this Section 2.05 to the contrary, the transfer of any Note or Warrant shall also be subject to the restrictions on transfer set forth therein. Purchaser (or any subsequent holder) agrees that the Note shall not be transferred to any competitor, regular customer or vendor of the Company, nor shall it be transferred in part.

         2.06 Conversion of Note. The principal and accrued but unpaid interest of the Note may be converted into the Conversion Shares at the Conversion Price then in effect (subject to adjustment under the terms of the Note) upon three
(3) days advance written notice delivered by Purchaser to Company at any time before, but only before, the one year anniversary of the issuance of the Note. Thereafter, all conversion rights set forth in the Note shall terminate and be of no further force or effect. If desired by Purchaser, the Company shall pay the accrued interest, or such portion designated by Purchaser, in cash rather than Conversion Shares on the Note upon such closing.

         2.07 Further Assurances. The Company and Purchaser shall execute and deliver such additional documents and take such additional actions as any party reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement and to vest more fully Purchaser's ownership of the Note and Warrants.

         2.08 Preemptive Rights.

                  (a) The Company hereby grants to Purchaser a right of first refusal to purchase, on a pro rata basis, all or any part of New Securities (as defined below) which the Company may, from time to time, propose to sell and issue subject to the terms and conditions set forth below. Purchaser's pro rata share, for purposes of this subsection 2.08(a), shall equal a fraction, the numerator of which is the number of shares of Common Stock then held by Purchaser or issuable upon conversion or exercise of the Note and the Warrants then held by Purchaser, and the denominator of which is the total number of shares of Common Stock then outstanding plus the number of shares of Common Stock issuable upon conversion or exercise of the Note and the Warrants.

                  (b) "New Securities" shall mean any capital stock of the Company whether now authorized or not and any rights, options or warrants to purchase capital stock, and securities of any type whatsoever which are, or may become, convertible into capital stock; provided, however, that the term "New Securities" does not include (i) the Securities issuable under this Agreement or the shares of Common Stock issuable upon conversion of the Note or exercise of the Warrants;
         (ii) securities offered to the public pursuant to a public offering registered under the Securities Act; (iii) securities issued for the acquisition of another corporation, limited liability company or partnership by the Company by merger, purchase of substantially all the assets of such other entity or other reorganization resulting in the ownership by the Company of not less than 51% of the voting power of such other entity; (iv) shares of Common Stock issued to employees or consultants of the Company pursuant to a stock option plan, employee stock purchase plan, restricted stock plan or other employee stock plan or agreement; or (v) securities issued as a result of any stock split, stock dividend or reclassification of Common Stock, distributable on a pro rata basis to all holders of Common Stock.

                  (c) If the Company intends to issue New Securities, it shall give Purchaser written notice of such intention, describing the type of New Securities to be issued, the price thereof and the general terms upon which the Company proposes to effect such issuance. Purchaser shall have twenty (20) days from the date of any such notice to agree to purchase all or part of its pro rata share of such New Securities for the price and upon the general terms and conditions specified in the Company's notice by giving written notice to the Company stating the quantity of New Securities to be so purchased.

                  (d) If Purchaser fails to exercise the foregoing right of first refusal with respect to any New Securities within such 20-day period, the Company may within 120 days thereafter sell any or all of such New Securities not agreed to be purchased by Purchaser, at a price and upon general terms no more favorable to the purchasers thereof than specified in the notice given to Purchaser pursuant to paragraph (c) above. In the event the Company has not sold such New Securities within such 120-day period, the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to Purchaser in the manner provided above.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents, warrants and covenants, to the Company as follows:

         3.01 Authorization. Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction. Purchaser has the necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of, and the performance under, this Agreement by Purchaser will not conflict with any rule, regulation, judgment or agreement applicable to Purchaser.

         3.02 Investment Purpose. Purchaser was not formed for the purpose of acquiring the Securities. Purchaser is purchasing the Securities for investment purposes and not with a present view to, or for sale in connection with, a distribution thereof within the meaning of the Securities Act. Purchaser understands that it may not be able to sell or otherwise dispose of the Securities, and accordingly it must bear the economic risk of this investment indefinitely.

         3.03 Reliance On Exemptions. Purchaser understands that the Securities have not been registered under the Securities Act or any state securities laws and are being offered and sold in reliance upon specific exemptions from the registration requirements of federal and state securities laws, and that the Company is relying upon the truth and accuracy of the representations and warranties of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Securities.

         3.04 Information. Purchaser has been furnished all documents relating to the business, finances and operations of the Company that Purchaser requested from the Company and has been able to evaluate the risks and merits associated with an investment in the Securities to its satisfaction. Purchaser has been afforded the opportunity to ask questions of the Company's representatives concerning the Company in making the decision to purchase and acquire the Securities, and such questions have been answered to its satisfaction.

         3.05 Governmental Review. Purchaser understands that no federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

         3.06 Purchaser's Qualifications. Purchaser is an "accredited investor" as defined in Rule 501 under Regulation D of the Securities Act ("Regulation D"). Purchaser is capable of evaluating the merits and risks of an investment in the Securities.

         3.07 Restrictions on Transfer. Purchaser covenants and agrees that it shall not transfer any of the Securities unless such Securities are registered under the Securities Act or unless an exemption from registration and qualification requirements is available under the Securities Act and applicable state securities laws and the Company has received an opinion of counsel satisfactory to it stating that such registration and qualification is not required. Purchaser understands that certificates representing the Note, the Conversion Shares, the Warrants and the Warrant Shares shall bear the following, or a substantially similar, legend until such time as they have been registered under the Securities Act or otherwise may be sold without volume or other limitations under Rule 144 under the Securities Act:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         3.08 Residence. Purchaser is a resident of the jurisdiction set forth under its name on the signature pages hereto.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on the Schedule of Exceptions attached hereto as Exhibit D, the Company represents and warrants to Purchaser as follows:

         4.01 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority to own or lease its assets and to carry on its business as now being conducted and presently proposed to be conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or leasing of assets, or the conduct of its business, makes such qualification necessary, except where the failure to be so qualified would not result in a Material Adverse Change. Except for any subsidiaries listed on
Section 4.02 of the Schedule of Exceptions, the Company has no subsidiaries and no equity interests in any corporation, partnership, joint venture or other entity.

         4.02 Subsidiaries. Section 4.02 of the Schedule of Exceptions sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization. Each subsidiary is validly existing and in good standing under the laws of the state or other jurisdiction of its incorporation and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable and are owned by the Company.

         4.03 Requisite Power and Authorization. The Company has all necessary corporate power and authority to execute and deliver the Closing Documents and to perform its obligations under each of the Closing Documents, including without limitation the issuance of the Securities hereunder. All corporate action of the Company required for the execution and delivery of the Closing Documents and the issuance and delivery of the Securities has been duly and effectively taken, and no further actions, authorizations or consents, including, without limitation, any consents of the stockholders of the Company, are required. Each of the Closing Documents constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditor's rights, (ii) as limited by general principles of equity that restrict the availability of equitable remedies and (iii) as the indemnity provisions of the Registration Rights Agreement may be limited by law. The Conversion Shares and the Warrant Shares, if and when issued, delivered and paid for in compliance with the provisions of this Agreement and the Warrants or the Note, as applicable, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, charges, claims or encumbrances. The Company has reserved a sufficient number of shares of Common Stock necessary for issuance of the Conversion Shares and the Warrant Shares.

         4.04 SEC Documents. The Company has filed with the Securities and Exchange Commission (the "SEC") all reports, statements, schedules and other documents (collectively, the "SEC Documents") required to be filed by it pursuant to the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"). Since June 30, 2001, all SEC Documents required to be filed were timely filed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements included in the SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Except (i) as may be indicated in the notes to the Financial Statements or (ii) in the case of the unaudited interim statements, as permitted by Form 10-Q under the Exchange Act, the Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end adjustments and footnotes). Except as set forth in the Financial Statements filed with the SEC prior to the date hereof, neither the Company nor any of its subsidiaries has any liabilities, whether absolute, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such Financial Statements, (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such Financial Statements, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of the Company or any of its subsidiaries and (iii) liabilities and obligations incurred in connection with the Closing Documents and the transactions contemplated thereby.

         4.05 Capitalization. The capitalization of the Company (on a fully diluted basis) as of the date hereof is set forth on Section 4.05 of the Schedule of Exceptions, including (i) the authorized capital stock, (ii) the number of shares issued and outstanding, (iii) the number of shares reserved for issuance pursuant to stock option, employee benefit or other plans, (iv) the number of shares reserved for issuance or issuable pursuant to securities exercisable for, or convertible into or exchangeable for, any shares of Common Stock, (v) the number of Conversion Shares reserved for issuance upon conversion of the Note, and (vi) the number of Warrant Shares reserved for issuance upon exercise of the Warrants. All outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Section 4.05 of the Schedule of Exceptions or otherwise contemplated hereunder, the Company has (i) no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company,
(ii) no rights, options, warrants, calls or other agreements or commitments of any nature whatsoever relating to the purchase or other acquisition of any shares of its capital stock or securities convertible into or exchangeable for any shares of its capital stock or (iii) no shares of its capital stock reserved for issuance.

         4.06 No Conflicts. Neither the execution, delivery and performance by the Company of this Agreement, the other Closing Documents, and all instruments and documents to be delivered by the Company, nor the consummation of the transactions contemplated by any of the foregoing (i) has constituted or resulted in, or will constitute or result in, a default under or breach or violation of any term or provision of the Certificate of Incorporation or bylaws of the Company or material contracts or instruments to which the Company or any of its subsidiaries is a party or federal, state or local laws, rules or regulations, writs, orders, judgments or decrees which are applicable to the Company, any of its subsidiaries or their assets, (ii) will result in the acceleration or termination of any rights under any contract or instrument to which the Company or any of its subsidiaries is a party or (iii) will result in the creation or imposition of any liens, charges or encumbrances upon any assets of the Company or any of its subsidiaries.

         4.07 Consents. Other than those that will be obtained before the Closing, no approval, consent, order, authorization or other action by, or notice to or filing with, any governmental authority or regulatory agency or any other person or entity, and no lapse of a waiting period, is required in connection with the execution, delivery or performance by the Company of this Agreement, any other Closing Document, the issuance and delivery of any of the Securities or any other transactions contemplated by any of the Closing Documents except for (i) the filing of a Form D with the SEC, (ii) filings required under applicable state "blue sky" laws (which shall be duly filed and effective prior to the Closing if so required under such laws) and (iii) the filing of a registration statement or statements pursuant to the Registration Rights Agreement.

         4.08 No Material Adverse Change. Since the date of the most recent SEC Documents, the business of the Company and each subsidiary has been operated in the ordinary course and substantially consistent with past practice and there has not been any Material Adverse Change.

         4.09 Litigation. There is no claim, action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or any of its subsidiaries, or any of their respective directors or officers, in their capacities as such, (i) that questions the validity of this Agreement or any other Closing Document or the issuance of the Securities, or the right of the Company to enter into this Agreement or any other Closing Document or to consummate the transactions contemplated by any Closing Document or (ii) that might result, either individually or in the aggregate, in any Material Adverse Change or in any change in the current equity ownership of the Company.

         4.10 The OTCBB. The Common Stock is traded on the Over The Counter Bulletin Board (the "OTCBB"), and there are no proceedings to revoke or suspend such trading. The sale of the Securities as contemplated hereby will not result in a violation of the OTCBB's rules and regulations.

         4.11 No Misrepresentation. No representation or warranty by the Company in this Agreement (including any Exhibit or Schedule hereto) and no statements of the Company contained in any document, certificate, schedule or other information furnished or to be furnished by or on behalf of the Company pursuant to this Agreement or any other Closing Document or in connection with the transactions contemplated by any Closing Document contains or shall contain any untrue statement of material fact or omits or shall omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading. Except for the transactions contemplated hereby, no event or circumstance has occurred or exists with respect to the Company or any of its subsidiaries or their respective business affairs, assets, properties, prospects, operations or financial condition which has not been publicly disclosed, but which, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to the primary issuance of the Company's securities. The Company has delivered true and complete copies of all documents requested by Purchaser.

         4.12 No Brokers or Finders. No person or entity has or will have, as a result of any engagement or contractual obligation incurred by the Company, any right, interest or valid claim against any Purchaser for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

                                    ARTICLE V
                            COVENANTS OF THE COMPANY

The Company hereby covenants and agrees that, for so long as the Note remains outstanding:

         5.01 Exchange Act Filings. The Company shall use its best commercial efforts to file in a timely manner all reports and other documents required to be filed by it under the Exchange Act, and, promptly upon filing, deliver copies of such reports to Purchaser. The Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations promulgated thereunder would permit such termination.

         5.02 Authorized Shares. The Company shall, from and at all times after the Closing, maintain a reserve of authorized shares of Common Stock sufficient to cover the issuance of the Warrant Shares underlying the Warrants and the issuance of the Conversion Shares underlying the Note.

         5.03 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities for the repayment of debt, acquisition expenses related to any future stock or asset acquisitions by the Company, and general working capital purposes; provided, that the proceeds shall not be used for the redemption of shares of Common Stock nor the payment of any indebtedness held by any Company officer, director or insider (as such term is defined in the Exchange Act).

         5.04 Removal of Legends. Any legend endorsed on a certificate pursuant to Section 3.07 and any related stop transfer instructions with respect to any Securities shall be removed, and the Company shall within ten (10) Business Days request its transfer agent to issue promptly a certificate without such legend to the holder thereof, if (i) such Securities shall be registered under the Securities Act, (ii) such legend may be properly removed under the terms of Rule 144 under the Securities Act or (iii) such holder shall provide the Company with an opinion of counsel, satisfactory to the Company, to the effect that a sale, transfer or assignment of such Securities may be made pursuant to Rule 144(k) under the Securities Act.

         5.05 Reporting Requirements.

                  (a) As soon as available, and in any event within thirty (30) days after the end of each fiscal quarter, complete unaudited consolidated quarterly financial statements, which shall include comparison and variance reports to the annual budget approved by the Board of Directors of the Company for the then current fiscal year and an executive summary prepared by management setting forth any significant events, activities and achievements during such time period, shall be provided to Purchaser.

                  (b) As soon as available, and in any event within ninety (90) days after the end of each fiscal year, complete consolidated financial statements of the Company together with all notes thereto, prepared in accordance with generally accepted accounting principles shall be provided to Purchaser. These financial statements shall contain a consolidated balance sheet as of the end of such fiscal year and consolidated statements of earnings and of cash flows for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year.

                  (c) Promptly upon becoming available, and in any event no later than thirty (30) days prior to the beginning of each fiscal year, the Company's consolidated annual budget approved by the Board of Directors shall be delivered to Purchaser.

                  (d) Promptly upon their becoming available, copies of all financial statements, reports and notices sent by the Company to its stockholders shall be provided to Purchaser.

                  (e) At all reasonable times upon reasonable notification in advance during business hours, the Company will permit representatives of Purchaser to visit and inspect the offices, plant and properties of the Company, to examine books of account, operational records and reports, and to discuss the business, operations and financial affairs of the Company with its appropriate officers. The Company will provide such representatives with any additional information, opinions and documents, in addition to those herein mentioned, relating to the operation of the Company as may be reasonably requested.

         5.06 Negative Pledge. The Company shall not pledge its interests in, or otherwise encumber or grant a lien against, its interest in the Collateral, or any part thereof.

         5.07 Key Man Insurance. The Company shall purchase and maintain life and disability insurance policies on its Chief Executive Officer, Jon Baker (the "Founder"), which shall name the Company as the beneficiary of all such policies. Evidence of the same shall be made available to Purchaser upon its reasonable request.

         5.08 Proprietary Information. The Company shall (i) use commercially reasonable efforts to ensure that no person employed by the Company will wrongfully employ any confidential information or documentation proprietary to any of such person's former employers, (ii) protect, by maintenance of secrecy to the extent appropriate, all technical and business information developed by and belonging to the Company which has not been patented, and (iii) cause each person who becomes a member of senior management of the Company (having an office more senior than director) and who shall have access to confidential or proprietary information of the Company, to execute the Company's standard agreement relating to matters of non-competition, non-solicitation and nondisclosure and assignment, and all other employees of the Company shall execute its standard agreement relating to non-solicitation and nondisclosure and assignment.

                                   ARTICLE VI
              CONDITIONS TO OBLIGATIONS OF PURCHASER AT THE CLOSING

The obligation of Purchaser to purchase the Shares at the Closing shall be subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by Purchaser:

         6.01 Closing Documents. The Company shall have delivered to Purchaser this Agreement, the Note, the certificate representing the Warrants, the Registration Rights Agreement and all related documentation required by this Agreement on the transactions contemplated hereby, all duly executed by the Company.

         6.02 Representations and Warranties; Performance of Obligations. The representations and warranties made by the Company in this Agreement and in any other Closing Document shall be true and correct when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date, except for representations and warranties made as of a specific date which shall be true and correct as of such date. The Company shall have performed, satisfied and complied with all obligations and conditions required to be performed or observed by it under this Agreement or any other Closing Document on or prior to the Closing Date.

         6.03 Consents and Waivers. The Company shall have made all filings and obtained any and all consents (including, without limitation, all governmental or regulatory consents), approvals or authorizations, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and any other Closing Document.

         6.04 No Litigation or Legislation. No federal, state or local statute, rule, regulation, decree, ruling or injunction shall have been enacted or entered, and no litigation, proceeding, government inquiry or investigation shall be pending, which challenges, prohibits or restricts, or seeks to prohibit or restrict, the consummation of the transactions contemplated by this Agreement or any other Closing Document, or restricts or impairs the ability of any Purchaser to own an equity interest in the Company.

         6.05 Compliance Certificate. The Company shall have delivered to Purchaser a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, certifying to the fulfillment of the conditions set forth in Sections 6.03, 6.04 and 6.05.

         6.06 Opinion of Counsel. Purchaser shall have received from Hallett & Perrin, P.C., counsel to the Company, an opinion addressed to Purchaser, dated as of the Closing Date, in substantially the form attached hereto as Exhibit E.

         6.07 Due Diligence and Other Agreements. Prior to Closing, Purchaser shall have completed its due diligence with respect to the Company.

         6.08 Employment Agreements. The Company shall have entered into employment agreements, containing non-competition and non-disclosure covenants, with the Founder and such other key employees of the Company designated by Purchaser in writing prior to the Closing, upon mutually acceptable terms. All other employees of the Company shall have entered into the Company's standard nondisclosure and nonsolicitation agreements.

         6.09 Origination Fee. The Company shall have paid an Origination Fee to Purchaser from the proceeds of the offering of the Securities, in an amount equal to $22,500.00 to the order of Purchaser, concurrent with and subject to completion of the Closing.

                                   ARTICLE VII
             CONDITIONS TO OBLIGATION OF THE COMPANY AT THE CLOSING

The obligation of the Company to sell and issue the Securities to Purchaser at the Closing shall be subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

         7.01 Purchase Price; Closing Documents. Purchaser shall have delivered the purchase price for the Securities to be purchased by Purchaser hereunder. Purchaser shall have delivered to the Company this Agreement and all related documentation required by this Agreement or the transactions contemplated hereby, all duly executed by Purchaser.

         7.02 Representations and Warranties; Performance of Obligations. The representations and warranties made by Purchaser in this Agreement shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date. Purchaser shall have performed, satisfied and complied with all obligations and conditions required to be performed or observed by it under this Agreement or any other Closing Document on or prior to the Closing Date.

         7.03 No Litigation or Legislation. No federal, state or local statute, rule, regulation, decree, ruling or injunction shall have been enacted or entered, and no litigation, proceeding, government inquiry or investigation shall be pending, which challenges, prohibits or restricts, or seeks to prohibit or restrict, the consummation of the transactions contemplated by this Agreement or any other Closing Document, or restricts or impairs the ability of any Purchaser to own an equity interest in the Company.

         7.04 No Material Adverse Change. There shall not have occurred since the execution of this Agreement any Material Adverse Change.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.01 Waiver. No course of dealing between any Purchaser and any other party hereto or any failure or delay on the part of Purchaser in exercising any rights or remedies under this Agreement or any of the Closing Documents shall operate as a waiver of any rights or remedies of any Purchaser. No single or partial exercise of any rights or remedies under this Agreement or any of the Closing Documents shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder. Except as otherwise provided for in this Agreement, Purchaser may take, give or oppose any action, covenant, notice or waiver which may be given by or on behalf of Purchaser.

         8.02 Survival of Covenants; Successors and Assigns. All representations and warranties of the Company contained in this Agreement, in the Schedules, or in any exhibit, certificate, document or instrument delivered pursuant to this Agreement shall survive the Closing and shall continue in full force and effect for three years after the Closing Date. The parties hereto understand and agree that this Agreement contains obligations, agreements and covenants that are intended to and shall continue after the Closing and except as otherwise provided herein, all covenants, agreements and obligations made herein, in the other Closing Documents and in certificates delivered in connection herewith or on behalf of the Company, shall survive the execution and delivery of this Agreement and shall bind and inure to the benefit of the Company and its successors and assigns and the holders of the Securities from time to time.

         8.03 Notices. Any notice or communication under this Agreement must be in writing and given by (a) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service providing evidence of delivery, or (c) transmission by telecopy. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by hand, courier service, or telecopy, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed as set forth on the signature pages to this Agreement. Any party may change its address for notice by written notice to the other parties hereto.

         8.04 Descriptive Headings. The descriptive headings of this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

         8.05 GOVERNING LAW. THIS AGREEMENT, THE NOTE, THE WARRANTS, THE OTHER CLOSING DOCUMENTS AND THE OTHER INSTRUMENTS EXECUTED HEREUNDER, ARE PERFORMABLE IN GREENE COUNTY, MISSOURI, AND SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, UNDER AND GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE.

         8.06 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute the same instrument, but only one of which need be produced.

         8.07 Expenses. All expenses, including (without limitation) attorneys' and accountants' fees incurred or to be paid by the Company or Purchaser in connection with the transactions contemplated by this Agreement shall be paid by the Company or Purchaser who incurred such expenses as the case may be.

         8.08 Binding Effect. This Agreement shall be binding upon the parties hereto, together with their respective executors, administrators, successors, personal representatives, heirs and assigns.

         8.09 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         8.10 Changes, Modifications or Waivers. No change or modification of this Agreement shall be valid or binding upon the parties hereto, nor shall any waiver of any term or condition in the future be so binding, unless such change or modification or waiver shall be in writing and signed by the Company and Purchaser.

         8.11 Miscellaneous. No failure or delay on the part of any party in exercising any right, power or remedy hereunder or under the Note or Warrants shall operate as a waiver thereof. The waiver by any party of a breach of any provision of this Agreement or the Note or Warrants shall not operate or be construed as a waiver of any subsequent breach. No modification, amendment or termination under this Agreement or the Note, including without limitation any provisions set forth herein regarding the conversion of the Note into equity securities of the Company, shall be valid unless evidenced by a writing signed by Purchaser. This Agreement, the Note and the Warrants constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all proposals and agreements, whether written or oral, and all other communications between the parties relating to the subject matter of this Agreement, the Note or the Warrants. In the event that the terms set forth in this Agreement and in the Note and/or Warrants, the Note and/or Warrants shall control. The invalidity, illegality or unenforceability of any provision of this Agreement, the Note or the Warrants shall in no way affect the validity, legality or enforceability of any other provision. This Agreement, the Note and the Warrants shall be binding upon and inure to the benefit of the Company and Purchaser and their respective successors and assigns.

         8.12 Limitation on Interest. Purchaser, the Company and any other parties to the Closing Documents intend to contract in strict compliance with applicable usury laws from time to time in effect. In furtherance thereof such persons stipulate and agree that none of the terms and provisions contained in the Closing Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither the Company nor any present or future guarantors, endorsers, or other persons hereafter becoming liable for payment of any obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Closing Documents which may be in conflict or apparent conflict herewith. Purchaser expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any obligation is accelerated. If (a) the maturity of any obligation is accelerated for any reason, (b) any obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) Purchaser or any other holder of any or all of the obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related obligations or, at Purchaser's or such holder's option, promptly returned to the Company or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Purchaser and the Company (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and
(iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. In the event applicable law provides for an interest ceiling for that day, the ceiling imposed for the shortest period allowed.

         8.13 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

                  (a) by mutual written consent of the Company and Purchaser; or

                  (b) by either the Company or Purchaser if the transactions contemplated hereby shall not have been consummated on or before the close of business on February 27, 2002.

In the event of termination of this Agreement as provided above, this Agreement shall forthwith become of no further effect and there shall be no liability or obligation on the part of any party.



                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as an instrument under seal and as of the date first above written.

                                  THE COMPANY:

                                        DECORIZE, INC.
                                        a Delaware corporation


                                        By:      /s/ Jon Baker
                                            ------------------------------------
                                        Name:    Jon Baker
                                        Title:   Chief Executive Officer
                                        Address: 211 S. Union Street
                                                 Suite F
                                                 Springfield, Missouri 65802
                                                 Attn:  Chief Financial Officer



                                   PURCHASER:

                                        NESTUSA, INC.
                                        a Texas corporation


                                        By:      /s/ Marwan Atalla
                                            ------------------------------------
                                        Name:    Marwan Atalla
                                        Title:   President
                                        Address: 1800 Bering Drive
                                                 Suite 755
                                                 Houston, Texas 77057
                                                 Attn:  Michael Sklar


#190903 v3 - Decorize, NestUSA, securities purchase agreement (2-18)
25055-3

                                  EXHIBIT LIST

Exhibit A:        Convertible Term Note
Exhibit B:        Warrant
Exhibit C:        Registration Rights Agreement
Exhibit D:        Schedule of Exceptions
Exhibit E:        Opinion of Counsel

                                    EXHIBIT A

                              Convertible Term Note

                                                                  Execution Copy

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                                 DECORIZE, INC.
                            6% CONVERTIBLE TERM NOTE


$750,000.00                                                    February 27, 2002


         FOR VALUE RECEIVED, DECORIZE, INC., a Delaware corporation (the "Company"), hereby promises to pay to NESTUSA, INC., a Texas corporation (the "Holder") or its successors or permitted assigns, at the mailing address of 1800 Bering Drive, Suite 755, Houston, Texas 77057, or such other address provided by the Holder to the Company, the principal sum of Seven Hundred Fifty Thousand and No/100 U.S. Dollars ($750,000.00), together with interest thereon at the rate herein specified, until this Note has been fully paid at the rate and in accordance with the terms set forth in this Note.

         This Convertible Term Note (this "Note") is issued pursuant to, and is entitled to the benefits of, and is subject to certain transfer and other restrictions under, that certain Securities Purchase Agreement, dated as of February 26, 2002, between the Company and the Holder described on the signature pages thereto (as the same may be amended from time to time, hereinafter referred to as the "Purchase Agreement"), and each holder of this Note, by his acceptance hereof, agrees to be bound by, and shall be entitled to the benefits of, the provisions of the Purchase Agreement, a copy of which may be inspected by the legal holder hereof at the principal office of the Company. Unless otherwise defined herein, capitalized terms used in this Note shall have the meanings given to such terms in the Purchase Agreement.

         1. Payments of Principal and Interest.

                  (a) Interest shall accrue on all amounts outstanding from time to time hereunder, beginning on the date of issuance of this Note until payment of such amounts in full as provided herein. Equal monthly installments of principal and interest, in the amount of $68,423.00 each, shall be due and payable on the last day of each calendar month commencing on March 31, 2003, and continuing on the last day of each calendar month thereafter until February 29, 2004, at which time the outstanding principal amount of this Note, and all accrued and unpaid interest thereon, shall be due and payable in full.

                  (b) The unpaid principal amount of and any accrued interest on this Note may be prepaid, in whole or in part, from time to time upon no less than twenty (20) days prior written notice to the Holder, without penalty or premium. Notwithstanding the delivery of such notice, Holder may, if it otherwise has the right to do so, exercise its option to cause all amounts outstanding under this Note to be converted into Conversion Shares, subject to the conditions set forth herein; provided, that Holder shall lose such rights, if any, if it fails to provide notice of such election as required herein or if such notice is delivered more than seven days after delivery of the Company's notice of prepayment.

                  (c) Principal and interest due and payable on this Note shall be payable in lawful money of the United States of America, at the principal office of the Holder as set forth above. All payments shall be made by cashier's or certified check or wire transfer of immediately available funds.

         2. Interest Rate and Computation.

                  (a) Interest Rate. Pursuant to the terms of this Note, the indebtedness evidenced hereby will bear interest at the rate of six percent (6%) per annum accrued and compounded annually. Under no circumstances shall this Note at any point in time accrue interest at a rate in excess of the Maximum Rate (as defined below).

                  (b) Default Rate. Following the occurrence and during the continuation of (i) the failure of the Company to pay in full on the due date, in such manner as is provided in this Note, any principal or interest obligations hereunder, or (ii) the occurrence of an Event of Default under this Note, the principal balance of this Note which is thus delinquent (which may be the entire principal balance of this Note in circumstances where this Note is mature or has been accelerated due to a default) shall bear interest at the Maximum Rate, automatically and without the necessity of notice, until such delinquent amount is paid or such breach or default is otherwise cured to the satisfaction of Holder. As used in this Note, the term "Maximum Rate" shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Holder in accordance with the applicable laws of the State of Delaware (or applicable United Stated federal law to the extent that it permits Holder to contract for, charge, take, receive or reserve a greater amount of interest than under Delaware law), taking into account all fees and charges, if any, contracted for, charged, received, taken or reserved by Holder in connection with the transaction relating to this Note and the indebtedness evidenced hereby, which are treated as interest under applicable law made in connection with the loan evidenced by this Note.

                  (c) Computation Period. Except for the computation of the Maximum Rate, which shall be undertaken on the basis of a 365 or 366-day year, as the case may be, interest on the indebtedness evidenced by this Note shall be computed on the basis of a 360-day year and shall accrue and compound on an annual basis.

         3. Conversion. At any time upon three (3) days written notice to the Company, the Holder may in its sole discretion convert all or any portion of the outstanding balance of this Note, including accrued but unpaid interest thereon, into Conversion Shares. The price at which the Note is convertible is equal to $2.50 per share, subject to adjustment as set forth herein (the "Conversion Price"). Notwithstanding anything to the contrary herein, if Holder fails to deliver its notice of conversion before the close of business on the one-year anniversary of the Closing Date, then all rights of conversion under this Note shall terminate and be of no further force or effect. Any notice of conversion delivered after such time shall be null and void.

         4. Anti-Dilution Provisions. The Conversion Price in effect at any time and the number of Conversion Shares and kind of securities purchasable upon the conversion of this Note shall be subject to adjustment from time to time upon the happening of any of the following events:

                  (a) If at any time the Company shall (i) sell any shares of Common Stock or any stock or other securities convertible into or exchangeable for such shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter called "Convertible Securities"), whether or not the rights to exchange or convert thereunder shall be immediately exercisable, or (ii) issue or sell any rights to subscribe for, or any rights, options or warrants to purchase, shares of Common Stock or Convertible Securities, whether or not such rights, options or warrants or the right to convert or exchange any such Convertible Securities shall be immediately exercisable, for a Per Share Selling Price (as defined in subparagraph
         (b) below) less than the Conversion Price in effect prior to such issuance or sale, then the Conversion Price, as of the date of such issue or sale, shall be reduced to an amount (calculated to the nearest cent) equal to the Per Share Selling Price.

                  (b) For the purposes of paragraph (a) above, the following subparagraphs (i) to (vii), inclusive, shall be applicable:

                           (i) For purposes of this Section 4, the term "Per
                  Share Selling Price" shall constitute the amount actually paid by third parties for each share of Common Stock. The Per Share Selling Price of rights, options, warrants or Convertible Securities shall include the exercise or conversion price thereof (plus, in the case of any rights, options or warrants that relate to Convertible Securities, any additional consideration received or receivable by the Company upon the issue or sale of such Convertible Securities and the conversion thereof). If the exercise price or conversion price of any such rights, options, warrants or Convertible Securities shall be variable, the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised or might have been converted or exercised. If shares of Common Stock shall be issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Company.

                           (ii) If at any time any shares of Common Stock or
                  Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, or for a combination of cash and consideration consisting other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined by the Board of Directors, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued in connection with any merger of another corporation into the Company, the amount of consideration therefor shall be deemed to be the fair value of such merged corporation as determined in good faith by the Board of Directors, reduced by all cash and other consideration (if any) paid by the Company in connection with such merger.

                           (iii) If at any time the Company shall fail to set a
                  record date of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or (B) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           (iv) The number of shares of Common Stock outstanding
                  at any given time shall not include shares owned or held by or for the account of the Company, provided, that such shares are neither issued, sold or otherwise distributed by the Company.

                           (v) Notwithstanding anything to the contrary in this
                  Note, there shall be no adjustment to the Conversion Price with respect to the Company's issuance of (A) securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock or Conversion Shares that is covered by subsection 4(c) or 4(f) of this Note, (B) securities issued to employees or directors of, or consultants to, the Company pursuant to any current stock option plan of the Company, and (C) securities issued upon exercise or conversion of any right, option warrant or convertible security, including the Notes and the Warrants issued under the Purchase Agreement.

                  (c) In case at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced. In case at any time the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  (d) If the purchase or exercise price provided for in any right or option referred to above, or the rate at which any Convertible Securities shall be convertible into or exchangeable for Common Stock, shall change or a different purchase or exercise price or rate shall become effective at any time or from time to time, then, upon such change becoming effective, the Conversion Price then in effect hereunder shall forthwith be increased or decreased to such Conversion Price as would have been in effect had the adjustments made upon the granting or issuance of such rights or options or Convertible Securities been made upon the basis of (i) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities and (ii) the granting or issuance at the time of such change of any such options, rights or Convertible Securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price.

                  (e) The Company shall give notice to each record holder of this Note of any event or transaction that shall result in an adjustment in the Conversion Price, within five business days thereof, at such holder's address as the same appears on the books of the Company, including a computation of such adjustment and any further information as shall be necessary to confirm the computation of such adjustment.

                  (f) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation, merger or other business combination of the Company with or into another corporation or other entity (other than a merger with a subsidiary in which merger the Company shall be the continuing corporation and which shall not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon conversion of this Note) or in case of any sale, lease or conveyance to another corporation or other entity of all or substantially all of the assets of the Company, the Company shall cause effective provisions to be made so that the Holder, upon conversion of the Conversion Shares receivable upon the conversion of all outstanding principal and interest due on this Note at any time after the consummation of such reclassification, change, consolidation, merger, sale, lease or conveyance, shall be entitled to receive for such shares of Common Stock the stock or other securities or property to which the Holder would have been entitled upon such consummation if such Conversion Shares had been converted into shares of Common Stock immediately prior to such consummation. Any such provision shall include provisions for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Note. The foregoing provisions of this paragraph (f) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases or conveyances. In the event that, in connection with any such capital reorganization or reclassification, consolidation, merger, sale, lease or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock subject to the provisions of this Section 4.

         5. Default. Each of the following events shall constitute an "Event of Default" (hereinafter so called) under this Note:

                  (a) Any payment of principal or interest due hereunder that is not paid within ten (10) days of when such payment becomes due (other than amounts due on the maturity date for which there is no grace period), or any amount other than principal or interest owed by the Company to Holder under any Closing Document is not paid when due;

                  (b) The breach of any representation, warranty, covenant or agreement by the Company under the Purchase Agreement or the Warrants, and the same is not remedied within ten (10) days after written notice of such failure is given by the Holder to the Company;

                  (c) The Company fails to duly observe, perform or comply with any covenant, agreement or provision of this Note (other than the covenant to make any payment of any principal or interest which is provided for in subsection (a) above), for which it is obligated to observe, perform or comply with, and such failure remains unremedied for a period of ten (10) days after written notice of such failure is given by the Holder to the Company; or

                  (d) Maker shall liquidate, merge, dissolve, terminate its existence, suspend business operations, die (if an individual), have a receiver appointed for all or any part of its property, make an assignment for the benefit of its creditors, become insolvent, or voluntarily file any petition under any existing or future bankruptcy or insolvency law, which has not been dismissed within thirty 930) days after it was filed, or have an order for relief entered under any such law or have filed against it a petition under any existing or future bankruptcy or insolvency law, which has not been dismissed within ninety (90) days after it was filed.

         6. Remedies upon Default.

                  (a) Except for the Event of Default described in Section 5(a) above which must be immediately cured, upon the occurrence of any other Event of Default, the Company shall be required to remedy such Event of Default within thirty (30) days after the occurrence of such Event of Default. Thereafter, at the election of the Holder of this Note, such Holder may (i) cause all of the principal and accrued but unpaid interest under this Note to become immediately due and payable without notice or demand or declaration of any kind, (ii) pursue such other rights or remedies (legal or equitable) against the Company as it may have under this Note or otherwise, or (iii) request the Company to cause all principal and interest due under this Note to be converted into Conversion Shares at the current Conversion Price (the Company shall comply with such conversion request within three (3) business days after receiving notice of the request from such holder).

                  (b) The Company and all other parties now or hereafter liable for payment hereof, whether as endorser, guarantor, surety or otherwise, severally waive presentment, demand, grace, diligence in collecting, protest and notice of every kind.

         7. Miscellaneous.

                  (a) No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The waiver by any party of a breach of any provision of this Note shall not operate or be construed as a waiver of any subsequent breach. No modification, amendment or termination under this Note, including without limitation any provisions set forth herein regarding the conversion of this Note into equity securities of the Company, shall be valid unless evidenced by a writing.

                  (b) The parties to this Note intend to contract in strict compliance with applicable usury laws from time to time in effect. In furtherance thereof such persons stipulate and agree that none of the terms and provisions contained herein shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither the Company nor any present or future guarantors, endorsers, or other persons hereafter becoming liable for payment of any obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Closing Documents which may be in conflict or apparent conflict herewith. The Holder expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any obligation is accelerated. If (a) the maturity of any obligation is accelerated for any reason, (b) any obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) the Holder or any other holder of any or all of the obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related obligations or, at the Holder's or such holder's option, promptly returned to the Company or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, the Holder and the Company (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. As used in this section the term "applicable law" means the laws of the State of Delaware or the Laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

                  (c) This Note shall be governed by, interpreted and construed in accordance with the laws of the State of Delaware without regard to its conflicts of laws provisions, and shall have the effect of a sealed instrument. Venue for any disputes or proceedings with respect to this Note shall be as set forth in the Purchase Agreement.

                  (d) THIS NOTE (TOGETHER WITH ANY DOCUMENTS EXECUTED IN CONNECTION WITH THE INDEBTEDNESS EVIDENCED BY THIS NOTE) REPRESENTS THE ENTIRE AND FINAL AGREEMENT BETWEEN THE COMPANY AND HOLDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, AND ANY AMENDMENT OR MODIFICATION HEREOF SHALL BE IN WRITING AND SIGNED BY THE PARTY BOUND THEREBY. ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THIS DOCUMENT AND THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  (e) If this Note is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate, or other court, whether before or after maturity, the Company agrees to pay all reasonable costs of collection incurred by the holder hereof, including but not limited to reasonable attorneys' fees.

                  (f) This Note may not be transferred, sold or assigned without the prior written consent of the Company, which may be withheld in its sole discretion.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed, under seal, as of the date above written.


                                           DECORIZE, INC.
                                           a Delaware corporation



                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------



#190750 v5 - Decorize, NestUSA private offering convertible note
25055-3

                                    EXHIBIT B

                                     Warrant

                                                                  Execution Copy

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                               WARRANT CERTIFICATE

                         For Purchase of Warrant Shares

                                       of

                                 DECORIZE, INC.

                                February 27, 2002


         THIS CERTIFIES THAT, for value received, NestUSA, Inc., a Texas corporation, whose address is 1800 Bering Drive, Suite 755, Houston, Texas 77057, or registered transferees or assigns, is entitled, subject to the terms and conditions hereinafter set forth, to purchase from DECORIZE, INC., a Delaware corporation (the "Company"), 300,000 fully paid and nonassessable Warrant Shares (such number of Warrant Shares shall hereafter be referred to as the "Exercise Number"). This Warrant is (which, together with all Warrants issued in exchange, transfer or replacement of any thereof, are referred to herein as the "Warrants") issued pursuant to that certain Securities Purchase Agreement dated as of February 26, 2002 (the "Agreement"), between the Company and the Purchaser (as defined therein), and shall be entitled to the rights set forth therein. Unless otherwise defined herein, capitalized terms used in this Warrant shall have the meanings given to such terms in the Agreement.

         This Warrant may be exercised by presentation and surrender of this Warrant Certificate, together with (i) a completed and executed Election to Purchase in the form attached as Annex I hereto, at any time during the Exercise Period as hereinafter defined, at the principal office of the Company or at such other office as shall have been theretofore designated by the Company by notice pursuant hereto, and (ii) payment to the Company of the applicable purchase price, as hereinafter set forth. In certain contingencies provided for below, the number of Warrant Shares subject to purchase hereunder or the purchase price thereof are subject to adjustment.

         This Warrant is subject to the following terms and conditions:

         1. Exercise of Warrant.

                  (a) The purchase rights which are represented by this Warrant are exercisable at the option of the holder hereof, in whole at any time, or in part from time to time (but not as to a fractional share of Common Stock) during the Exercise Period. In the case of the purchase of, or the surrender of rights to purchase, less than all the shares purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares purchasable hereunder.

                  (b) The term "Exercise Period" shall mean and refer to a period commencing on the date hereof and ending on the Expiration Date (as defined below).

                  (c) The term "Expiration Date" shall mean the first to occur of the following (each, an "Expiration Event"):

                           (i) immediately prior to the acquisition of
                  substantially all of the business or assets of the Company by persons (other than the holders of a majority of the voting equity of the Company) in a transaction or a series of related transactions (other than a transaction or transactions in the nature of a financing) whether by merger, sale of assets, acquisition of a majority of the equity securities of the Company or otherwise (including transactions where the Company is the successor entity but existing equity holders of the Company immediately prior to the transaction or transactions do not own a majority of the voting securities of the Company following such transaction or transactions); provided, that the Expiration Date shall in no event occur prior to the latter of the closing of such transaction or the 30th day after written notice to the holder hereof of such transaction or series of transactions; or

                           (ii) three years from the date hereof.

         2. Price. The purchase price of each Warrant Share purchasable pursuant to the exercise of this Warrant (the "Exercise Price") shall be $3.00, subject to adjustment as set forth herein, payable by bank check or wire transfer of same day funds. Notwithstanding the foregoing, upon exercise of this Warrant, the holder may deliver in payment of a portion or all of the Warrant Shares, certain of the Warrant Shares issuable upon exercise of the Warrant, which shall be valued at the fair market value of such stock on the date of exercise of the Warrant. For purposes of this Warrant, "fair market value" of such shares shall equal the amount established by mutual agreement of the Warrant holder and the Company, and if no such agreement is reached, then the appraised value of the Warrant Shares, without reduction for any discount, minority or otherwise. If the Note remains outstanding and a Qualified Financing has not been consummated by the Company prior to December 31, 2002, then the Exercise Price shall be reduced to $1.50, effective at midnight, December 31, 2002.

         3. Anti-Dilution Provisions. The Exercise Price in effect at any time and the number of Warrant Shares and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of any of the following events:

                  (a) In case at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced. In case at any time the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

                  (b) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation, merger or other business combination of the Company with or into another corporation or other entity (other than a merger with a subsidiary in which merger the Company shall be the continuing corporation and which shall not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon conversion of this Warrant) or in case of any sale, lease or conveyance to another corporation or other entity of all or substantially all of the assets of the Company, the Company shall cause effective provisions to be made so that the holder of this Warrant, upon exercise of the Warrant Shares receivable upon the exercise of all Warrant Shares at any time after the consummation of such reclassification, change, consolidation, merger, sale, lease or conveyance, shall be entitled to receive for such shares of Common Stock the stock or other securities or property to which the holder of this Warrant would have been entitled upon such consummation if such Conversion Stock had been converted into shares of Common Stock immediately prior to such consummation. Any such provision shall include provisions for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this paragraph (b) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases or conveyances. In the event that, in connection with any such capital reorganization or reclassification, consolidation, merger, sale, lease or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock subject to the provisions of this Section 3.

         4. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Warrant Shares but will make a payment in cash based on the Exercise Price in effect at that time.

         5. Exchange and Replacement of Warrant. This Warrant is exchangeable, upon the surrender hereof by the registered holder at the principal office of the Company, for new Warrants of like tenor and date representing the right to purchase the number of shares purchasable hereunder, registered in such names as requested by such holder (subject to the approval and consent of the Company), each of such new Warrants to represent the right to purchase such number of shares as shall be designated by said registered holder at the time of such surrender. Upon receipt by the Company of (a) evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in case of loss, theft or destruction, and (b) indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

         6. Rights Prior to Exercise of Warrant. Prior to the exercise of this Warrant, the holder of this Warrant shall not, by reason of this Warrant or the shares underlying this Warrant, be entitled to any rights of a stockholder of the Company, including without limitation the right to vote, to receive dividends or other distributions or to exercise any preemptive rights and shall not thereby be entitled to receive any notice of any proceedings of the Company except as provided herein.

         7. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

         8. Transferability; Successors. This Warrant may not be transferred, sold or assigned without the prior written consent of the Company, which may be withheld in its sole discretion. The terms of this Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns and shall be binding upon any person, firm, corporation or other entity to whom this Warrant and any shares of Common Stock issuable upon exercise hereof are assigned or transferred (even if in violation of the provisions of this Warrant) and the heirs, executors, personal representatives, successors and assigns of such person, firm, corporation or other entity.

         9. Amendment and Waiver. Any changes in or additions to this Warrant may be made, and compliance with any covenant or provision herein set forth may be waived, only if the Company shall obtain consent thereto in writing from the holder of this Warrant. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         10. Governing Law; Venue. This Warrant shall be construed in accordance with and be governed by the laws of the State of Delaware without regard to its conflict of laws provisions. Venue for any dispute or proceeding with respect to this Warrant shall be in the state and federal courts of Greene County, Missouri.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and delivered as an instrument under seal and as of the date first above written.



                                             DECORIZE, INC.
                                             A Delaware corporation



                                             By:
                                                 -------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------


#190753 v5 - Decorize, NestUSA private offering, warrant
25055-3

                                                                         ANNEX I

                              ELECTION TO PURCHASE



TO: DECORIZE, INC.



         The undersigned owner of the accompanying Warrant hereby irrevocably exercises the option to purchase Warrant Shares in accordance with the terms of such Warrant, directs that the Warrant Shares issuable and deliverable upon such purchase (together with any check for a fractional interest) be issued in the name of and delivered to the undersigned, and makes payment in full therefor at the Exercise Price provided in such Warrant.

         COMPLETE FOR REGISTRATION OF WARRANT SHARES ON THE STOCK TRANSFER RECORDS MAINTAINED BY THE COMPANY:


                                   ___________________________________________
                                   Name of Warrantholder
                                   ___________________________________________
                                   Address
                                   ___________________________________________
                                   Social Security or Other Identifying Number

                                   Signature: _________________________________

                                   Date:_______________________________________

                                    EXHIBIT C

                          Registration Rights Agreement

                                                                  Execution Copy

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement ("Agreement"), dated as of February 27, 2002, is made and entered into by and between Decorize, Inc., a Delaware corporation (the "Company") and NestUSA, Inc., a Texas corporation ("Holder").

                                   WITNESSETH:

         WHEREAS, the Company has entered into that certain Securities Purchase Agreement dated as of even date herewith (the "Purchase Agreement"), whereby the Company will sell and Holder will buy certain shares of the Company's securities on the terms and subject to the restrictions contained in the Purchase Agreement; and

         WHEREAS, in consideration of the purchase by Holder of the Company's securities pursuant to the Purchase Agreement, the Company has agreed to grant Holder the registration rights set forth in this Agreement;

         NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         The terms defined in this Article I shall have for all purposes of this Agreement the respective meanings set forth below:

         "Board" shall mean the Board of Directors of the Company.

         "Common Stock" shall mean the Common Stock, $0.001 par value, of the Company, and any other class of capital stock of the Company that is duly authorized and issued from time to time that does not have preferential rights as to dividends or distributions of the Company's assets over any other class of capital stock of the Company, including any shares issued in exchange for shares of Common Stock upon any recapitalization by the Company.

         "Exchange Act" shall mean the Securities and Exchange Act of 1934, as it may be amended from time to time.

         "Misstatement" shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus not misleading.

         "Person" shall mean a natural person, partnership, corporation, business trust, association, joint venture or other entity or a government or agency or political subdivision thereof.

         "Prospectus" shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

         "Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of even date herewith, to which the Company and the Holder are parties.

         "Registrable Security" shall mean (a) an outstanding share of Common Stock issued by the Company to Holder pursuant to the Purchase Agreement, including any shares of Common Stock issued upon conversion of the Convertible Term Note, or upon the exercise of the Warrants, sold to Holder thereunder, and
(b) any security issued or issuable with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, that, any such share or security shall be deemed to be Registrable Security only if and so long as it is a Transfer Restricted Security.

         "Registration" shall mean a Demand Registration described in Section 2(a) and a Piggyback Registration described in Section 2(b) hereof.

         "Registration Expenses" shall mean the out-of-pocket expenses of a Registration, including without limitation the following:

                  (1) all registration and filing fees (including fees with respect to filings required to be made with the National Association of Securities Dealers, Inc.) and any securities exchange on which the Common Stock is then listed;

                  (2) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities);

                  (3) printing, messenger, telephone and delivery expenses;

                  (4) reasonable fees and disbursements of counsel for the Company; and

                  (5) reasonable fees and disbursements of all independent certified public accountants of the Company incurred specifically in connection with such Registration.

         "Registration Statement" shall mean any registration statement which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

         "Transfer Restricted Security" shall mean an issued and outstanding security that has not been sold to or through a broker, dealer or underwriter in a public distribution or other public securities transaction or sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Rule 144(k) promulgated thereunder (or any successor rule other than Rule 144A). A security shall cease being a Transfer Restricted Security if (i) all stop transfer instructions or notations and restrictive legends with respect to such security are eligible to be removed, and (ii) the holder of such security has received an opinion of counsel to the Company, to the effect that such shares in such holder's hands are freely transferable in any public or private transaction without registration under the Securities Act (or such holder has waived receipt of such opinion).

         "Underwritten Registration" or "Underwritten Offering" shall mean a Registration in which securities of the Company are sold to an underwriter for distribution to the public.

                                   ARTICLE II
                                  REGISTRATIONS

         2.01 Demand Registration. Subject to the restrictions set forth below, if at any time the Company shall receive from Holder a written request to register at least fifty percent (50%) of the Registrable Securities owned by the Holder (or its successors and permitted assigns) as of the date of such request, then the Company shall effect as soon thereafter as practicable, and in any event within forty-five (45) days of the receipt of such request, the Registration under the Securities Act of all Registrable Securities which any Holder requests to be registered. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.01:

                  (a) during the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated Registration; provided that the Company has delivered notice of such Registration to the Holder prior to its receipt of the Holder's written request for a demand Registration, and it continues to actively employ in good faith all reasonable efforts to cause such Registration Statement to become effective; or

                  (b) if the offering cannot be made on Form S-3 for any reason other than the Company's failure to timely file its period reports under the Exchange Act; or

                  (c) if in the good faith judgment of the Board of Directors of the Company, such Registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such Registration Statement at such time, and the Company shall furnish to Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is, therefore, essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing (except as provided in subparagraph (a) above) for a period of not more than one hundred eighty (180) days after receipt of the request of the Holder; provided, that the Company shall not defer its obligation in this manner more than twice in any 12-month period.

Furthermore, the Company shall not be required to effect more than two (2) Registrations under this Section 2.01 on behalf of Holder; provided, that a Registration shall not be counted for such purposes unless such Registration has become effective and all of the Registrable Securities to be registered on behalf of Holder have been sold, in accordance with Section 3.01(a) of this Agreement.

         2.02 Piggyback Registration. Each time the Company decides to file a Registration Statement under the Securities Act (other than on Forms S-4 or S-8 or any successor form for the registration of securities issued or to be issued in connection with a merger or acquisition or employee benefit plan), the Company shall give written notice thereof to Holder. The Company shall include in such Registration Statement such shares of Registrable Securities for which it has received written requests to register such shares within thirty (30) days after such written notice has been given. If in the good faith judgment of the managing underwriter in any Underwritten Offering, the inclusion of all of the shares of Registrable Securities and any other Common Stock requested to be registered by third parties holding similar registration rights would interfere with the successful marketing of a smaller number of such shares, then the number of shares of Registrable Securities and other Common Stock to be included in the offering (except for shares to be issued by the Company in an offering initiated by the Company) shall be reduced as provided herein. The Company shall advise all holders of securities requesting registration of the underwriters' decision, and the number of shares of securities that are entitled to be included in the Underwritten Registration shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 2.03 below. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 2.03 below.

         2.03 Registration Cutback. In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of any currently unissued securities of the Company) with registration rights (the "Other Shares") requested to be included in a registration on behalf of Holder or other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holder and other selling stockholders requesting inclusion of shares pro rata on the basis of the number of shares Registrable Securities and Other Shares that would be held by Holder and other selling stockholders, assuming conversion. If Holder or any other selling stockholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him pursuant to the above-described procedure, the remaining portion of his allocation shall be reallocated among those other selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of Registrable Securities and Other Shares which would be held by Holder and other selling stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of Holder and other selling stockholders have been so allocated.

                                   ARTICLE III
                               COMPANY PROCEDURES

         3.01 General Procedures. If and whenever the Company is required to register Registrable Securities, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

                  (a) prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until the Registrable Securities covered by such Registration Statement have been sold;

                  (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by Holder or any underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

                  (c) deliver to Holder and the underwriters, if any, without charge, as many copies of each Prospectus (and each preliminary prospectus) as such Persons may reasonably request [the Company hereby consents to the use of each such Prospectus (or preliminary prospectus) by the Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus (or preliminary prospectus)] and a reasonable number of copies of the then-effective Registration Statement and any post-effective amendments thereto and any supplements to the Prospectus, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                  (d) prior to any public offering of Registrable Securities, register or qualify or cooperate with Holder, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as Holder or such underwriters may designate in writing and do anything else necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                  (e) cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

                  (f) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

                  (g) advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                  (h) at least three days prior to the filing of any Registration Statement or prospectus or any amendment or supplement to such Registration Statement or prospectus or any document that is to be incorporated by reference into such Registration Statement or prospectus, furnish a copy thereof to each seller of such Registrable Securities or their counsel;

                  (i) notify Holder at any time when a prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.05; and

                  (j) permit a representative of Holder, the underwriters, if any, and any attorney or accountant retained by Holder or underwriter to participate, at each such Person's own expense, in the preparation of the Registration Statement, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives, underwriters, attorneys or accountants enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information.

         3.02 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by Holder that Holder will bear all incremental selling expenses relating to the sale of the Registrable Securities, such as underwriters' commissions and discounts, brokerage fees, underwriter marketing costs and all fees and expenses of any legal counsel representing Holder.

         3.03 Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         3.04 Suspension of Sales. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, Holder shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.

         3.05 Reporting Obligations. As long as Holder shall own Registrable Securities, the Company, at all times while it shall be reporting under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and to promptly furnish Holder with true and complete copies of all such filings. The Company further covenants that it will take such further action as Holder may reasonably request, all to the extent required from time to time to enable Holder to sell shares of Common Stock held by Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act ("Rule 144"), including providing any legal opinions. Upon the request of Holder, the Company shall deliver to Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

         3.06 Indemnification.

                  (a) The Company agrees to indemnify, to the extent permitted by law, the holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys' fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. The Company will indemnify the underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holder.

                  (b) In connection with any Registration Statement in which a holder of Registrable Securities is participating, such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and agents and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys' fees) resulting from any untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder expressly for use therein; provided, that the obligation to indemnify will be several, not joint and several, among such holders of Registrable Securities, and the liability of each such holder of Registrable Securities will be in proportion to and limited to the gross amount received by such holder from the sale or Registrable Securities pursuant to such Registration Statement. The holders of Registrable Securities will indemnify the underwriters, their officers, directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to indemnification of the Company.

                  (c) Any person entitled to indemnification herein will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities. The Company and each holder of Registrable Securities participating in the offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company's or such holder's indemnification is unavailable for any reason.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an Underwritten Offering are in conflict with the foregoing provisions, the provisions of the underwriting agreement shall control.

         3.07 Restrictions on Public Sales. In consideration of the agreements contemplated herein, Holder and the Company further agree to the following restrictions:

                  (a) Holder, if the Company or the managing underwriters so request in connection with any underwritten registration of the Company' securities, will not, without the prior written consent of the Company or such underwriters, effect any sale of the Registrable Securities to the public pursuant to a public offering or otherwise or other distribution of any equity securities of the Company, including any sale pursuant to Rule 144 (each of the foregoing, a "Prohibited Sale"), during the seven (7) days prior to, and during the one hundred eighty (180) day period commencing on, the effective date of such underwritten registration, except in connection with such underwritten registration; provided, that the foregoing shall not apply to restrict the sale by any Stockholder who together with any of its Affiliates, as such term is defined in the Securities Act, holds less than two percent (2%) of the Common Stock on a fully diluted basis..

                   (b) The Company agrees not to effect any Prohibited Sale or other distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities, during the period commencing on the seventh day prior to, and ending on the one hundred eightieth (180th) day following, the effective date of any underwritten Demand or Piggyback Registration, except in connection with any such underwritten registration and except for any offering pursuant to an employee benefit plan and registered on Form S-8 (or any successor form).

                                   ARTICLE IV
                                  MISCELLANEOUS

         4.01 Notices. All notices and other communications provided for or permitted hereunder shall be made in accordance with the notice provisions contained in Section 8.03 of the Purchase Agreement.

         4.02 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. No rights under this Agreement may be assigned by Holder without the prior written consent of the Company.

         4.03 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

         4.04 GOVERNING LAW; VENUE. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE AS APPLIED TO AGREEMENTS AMONG DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION. VENUE FOR ANY ACTION TO ENFORCE, INTERPRET, OR RESOLVE ANY DISPUTE WITH RESPECT TO ANY PROVISION OF THIS AGREEMENT SHALL BE EXCLUSIVELY IN GREENE COUNTY, MISSOURI, AND ALL PARTIES HERETO AGREE THAT ANY LITIGATION DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT MUST BE BROUGHT BEFORE AND DETERMINED BY A COURT OF COMPETENT JURISDICTION WITHIN SUCH COUNTY AND STATE. EACH OF THE PARTIES FURTHER ACKNOWLEDGE THAT SUCH VENUE IS APPROPRIATE AND AGREE NOT TO RAISE ANY ARGUMENT THAT SUCH VENUE IS IN ANY WAY UNDULY INCONVENIENT FOR ANY OF THEM, WITH THEIR EXECUTION HEREOF BEING EVIDENCE OF THEIR AGREEMENT TO SUBMIT TO THE JURISDICTION OF SUCH COURTS.

         4.05 Amendments and Modifications. Upon the written consent of Holder, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be modified. No course of dealing between Holder or the Company and any other party hereto or, amended or deleted any failure or delay on the part of Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

                                    COMPANY:

                                    DECORIZE, INC.
                                    a Delaware corporation



                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                           -------------------------------------



                                    HOLDER:

                                    NESTUSA, INC.
                                    a Texas corporation


                                    By:
                                         ---------------------------------------
                                    Name:
                                          --------------------------------------
                                    Its:
                                         ---------------------------------------




#190817 v4 - Decorize, nestusa offering, registration rights agreement
25055-3

                                    Exhibit D

                             Schedule of Exceptions

Section 4.02

          Subsidiary               Jurisdiction of Incorporation or Organization

       Guildmaster, Inc.                     Missouri corporation

   Faith Walk Designs, Inc.                    Texas corporation


Section 4.05

The Company currently has authorized 50,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, $.001 par value per share. Of those authorized shares, the following are issued and outstanding or reserved for issuance:

                                                                            Issued                                    Reserved
                                                                            Shares       Options       Warrants       Shares
                                                                            ------       -------       --------       ------
Outstanding shares (February 26, 2002):                                     10,392,774

Employee & Director options outstanding:
     Employee options granted & vested (expiring 6-30-2008):                                344,823
     Employee options granted (expiring 6-30-2008):                                         296,100
     Directors options (vesting 6-30-2002, expiring 11-21-2004):                             30,000
                                                                                      --------------
                                                                                            670,923                     670,923
Employee and Director stock options (shares) available for
issuance:                                                                                                             2,329,077

NFC options:                                                                                150,000                     150,000

Original investor warrants (2 year warrants)
     (Exercisable until June 30, 2003) outstanding:                                                        440,000      440,000

Private Placement warrants (5yr) outstanding:                                                              200,000      200,000

NestUSA
     Convertible Note                                                                                                   300,000
     Warrant                                                                                               300,000      300,000
                                                                         -------------------------------------------------------
Totals                                                                      10,392,774      820,923        640,000    4,390,000
                                                                         =======================================================

#190887 v2 - decorize nest schedule of exceptions
25055-3

                                    EXHIBIT E

                        Opinion of Hallett & Perrin, P.C.

                                February 27, 2002

NestUSA, Inc.
1800 Bering Drive
Suite 755
Houston, Texas  77057
Attn:  President

Gentlemen:

         We have acted as counsel to Decorize, Inc., a Delaware corporation (the "Company") in connection with the execution and delivery of the Securities Purchase Agreement dated as of February 26, 2002 (the "Purchase Agreement") between the Company and NestUSA, Inc., a Texas corporation (the "Purchaser"), pursuant to which the Company is issuing and selling the Convertible Note and Warrants. This opinion is provided to you pursuant to Section 6.06 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

         We have examined the Purchase Agreement, the Convertible Note, the Warrants, and the other Closing Documents. We have also reviewed originals or copies of such corporate records of the Company, public records, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and such other documents as we have deemed relevant in connection with the rendering of this opinion. As to various questions of fact material to our opinion, we have relied upon the representations of the officers of the Company and other appropriate persons, and the representations and warranties of the Company and the Purchaser contained in the Purchase Agreement, without investigating the factual representations contained therein. Notwithstanding the foregoing, as of the date hereof, no information has come to our attention that would give us actual knowledge of any facts that would be contrary to such statements contained herein.

         Based upon the foregoing, and subject to the exceptions and qualifications hereinafter stated, it is our opinion that:

         1. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) is duly qualified as a foreign corporation and is

NestUSA, Inc.
February 27, 2002
Page 2

in good standing under the laws of each jurisdiction listed on Schedule A hereto; (iii) has the requisite corporate power and authority to own or lease and to operate its properties, and to conduct its current business as described in the SEC Documents; and (iv) has all requisite corporate power and authority to enter into and perform its obligations under the Closing Documents.

         2. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Schedule of Exceptions to the Purchase Agreement as of the date stated therein. All of such issued and outstanding shares are duly authorized, validly issued, fully paid and non-assessable as of such date. All of the outstanding shares of capital stock of each Subsidiary are owned by the Company. As of the Closing Date, the Company has reserved a sufficient number of shares of Common Stock necessary for issuance as Warrant Shares and Conversion Shares. All such shares of Common Stock will, upon issuance after conversion of the Note or exercise of the Warrants in compliance with the terms of the Closing Documents, be duly authorized, validly issued, fully paid and non-assessable.

         3. The Purchase Agreement and each other Closing Document to which the Company is a party have been duly authorized by all necessary corporate action, duly executed and delivered by or on behalf of the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that (a) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and
(b) any rights to indemnity or contribution thereunder may be limited by federal and state law and public policy considerations.

         4. The execution, delivery and performance by the Company of the Purchase Agreement and the other Closing Documents to which the Company is a party and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Securities, does not and will not (a) constitute or result in a material default under or material breach or violation of (i) any term or provision of the Certificate of Incorporation or bylaws of the Company or (ii) to our knowledge, material contracts or instruments known to us to which the Company or any of its subsidiaries is a party which contracts and instruments are listed on Schedule B or (iii) assuming the Company's compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Purchaser in the Purchase Agreement, any provision of any law, rule or regulation or any judgment, order or decree applicable to the Company or any of its subsidiaries and their respective assets, which, in our experience, is normally applicable both to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Closing Documents (but without our having made any special investigation as to other laws); (b) to our knowledge, result in the acceleration or termination of any rights under any material contract or instrument known to us to which the Company or any of its subsidiaries is a party (which contracts and instruments are listed on Schedule B hereto); or (c) to our knowledge, result in the creation or imposition of any liens, charges or encumbrances upon any assets of the Company or any of its subsidiaries.

NestUSA, Inc.
February 27, 2002
Page 3


         5. To our knowledge, no approval, consent, order, authorization of or designation, declaration or filing with any governmental authority or regulatory agency or any other person or entity, and no lapse of a waiting period is required in connection with the valid execution, delivery or performance by the Company of the Purchase Agreement, any other Closing Document, the issuance and delivery of the Securities or any other transactions contemplated by any of the Closing Documents, except as may be required under applicable state securities or "Blue Sky" laws, as to which we express no opinion.

         6. To our knowledge, except as set forth in the disclosure schedules to the Purchase Agreement, no action, suit, proceeding, inquiry or investigation is now pending or threatened against the Company or any of its subsidiaries, or any of their respective directors or officers, in their capacities as such, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government, or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which, if determined adversely, could result in a Material Adverse Change or questions the validity, enforceability or the authority of the Company to perform its obligations under the Purchase Agreement or any other Closing Document to which the Company is a party or any action taken or to be taken pursuant thereto. To our knowledge, the Company is not a party or subject to the provisions of any order, writ, injunction, judgment, stipulation or decree of any court, administrative agency, commission, regulatory authority, other government agency or instrumentality.

         7. The offering, sale and delivery of the Securities by the Company in the manner contemplated by the Purchase Agreement, assuming the accuracy of the representations and warranties of the Purchaser in the Purchase Agreement, constitute transactions that are exempt from the registration requirements of the Securities Act.

         The opinions expressed herein are subject to the following exceptions, limitations and qualifications:

         A. The words "to our knowledge" or "known to us" with reference to matters of fact mean that considering the actual knowledge of those attorneys in our firm who have given substantive attention to the transactions contemplated by the Closing Documents, but not including any independent investigation or any constructive or imputed notice of any information, we find no reason to believe that the opinions expressed herein are factually incorrect. Beyond that, we have made no independent factual investigation for the purpose of rendering an opinion with respect to such matters.

         B. We have assumed that the Purchase Agreement and the other Closing Documents executed in connection therewith by the Purchaser have been duly authorized, executed and delivered on their behalf and are legally binding upon and enforceable against the Purchaser to the extent that each such document purports to be.

NestUSA, Inc.
February 27, 2002
Page 4


         C. With respect to the opinions expressed in Paragraphs 4 and 6, we have not conducted any search of any indexes, dockets or other records of any federal, state or local court, administrative agency or body or of any arbitrator, and have relied, with respect to factual matters, solely upon the representations of the officers of the Company.

         D. We are members of the Bar of the State of Texas only, and do not purport to be experts on, generally familiar with, or qualified to express legal conclusions based on, laws of states other than the State of Texas, the corporate laws of the State of Delaware and the federal securities laws.

         E. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as copies and the accuracy of all factual recitations contained in certificates or similar documents examined by us.

         F. The opinions expressed in Paragraph 1 regarding the existence and good standing of the Company are rendered solely on the basis of certificates issued by the appropriate Secretaries of States in which the Company is qualified to do business as a foreign corporation, as the case may be.

         G. The opinions expressed in Paragraphs 3 and 4 are subject to (i) the General Qualifications set forth in the Legal Opinion Accord of the ABA Section of Business Law (1991), and (ii) the Other Common Texas Qualifications set forth in the Report of the Legal Opinions Committee Regarding Legal Opinions in Business Transactions (June 1, 1992) of the Business Law Section of the State Bar of Texas, a copy of which qualifications are attached as Schedule C to this opinion letter. Further, the indemnification and contribution provisions of the Closing Documents may be subject to or limited by federal and state securities laws and public policy embodied therein or related thereto.

         The opinions expressed herein are limited to the matters specifically addressed, and no opinion is implied or may be inferred beyond the matters so specifically addressed.

         The opinions expressed in this letter are based upon the law in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise.

         This opinion is being furnished to you solely for your benefit and only with respect to the transactions recited herein. Accordingly, it may not be relied upon by, or quoted in any manner or delivered to, any person or entity without, in each instance, our prior written consent.

                                                     Very truly yours,




#190761 v4 - decorize, nest usa offering, legal opinoin
25055-3

                                                                      SCHEDULE A


                              Foreign Jurisdictions



                                    Missouri

                                     Texas

                                                                      SCHEDULE B

                               Material Contracts

1. Lease Agreement between Decorize.com, L.L.C. and 211 Union, LLC dated April 10, 2000 for Unit "F" at 211 Union Street, Springfield, Missouri.
2. Lease Agreement between Decorize.com, L.L.C. and 211 Union, LLC dated November 9, 2000 for Unit "H" at 211 Union Street, Springfield, Missouri.
3.       Loan Agreement between Decorize, Inc. and Liberty Bank dated August 16,
         2001.
4. Factoring Contract and Security Agreement between First Factors Corporation and GuildMaster, Inc. dated June 25, 1998.
5. Subordination Agreement by and between GuildMaster, Inc., James K. Parsons, and First Factors Corporation dated June 25, 1998.
6. Subordination Agreement by and between GuildMaster, Inc., James K. Parsons, and GE Capital Commercial Services, Inc. dated April 17, 2000.
7. Lease Agreement between C. R. Wehr, Jr. and GuildMaster, Inc. dated December 1, 1996 for land and commercial structure at 2655 North Airport Commerce Avenue, Springfield, Missouri.
8. Lease dated June 23, 1997 between Phoenix Home Life Mutual Insurance Company and GuildMaster, Inc. for furniture showroom space in High Point, North Carolina.
9. Sublease agreement dated June 9, 1998 between Southern Accessories Today, Inc. and GuildMaster, Inc. for showroom space in the Atlanta Merchandise Mart, Atlanta, Georgia.
10. Note and security agreements by and among GuildMaster, Inc., Sac River Valley Bank and the U.S. Small Business Administration dated August 13, 1996.
11.      Loan agreement between GuildMaster, Inc. and Liberty Bank dated May 26,
         2001.
12. Lease Agreement between Shepherd Turk, Inc. and Faith Walk Designs, Inc. dated April 1, 2001 for office and warehouse space at 10825 Bareley Lane, Suite "D", Houston, Texas.
13. Lease Agreement between Ed & Robin Charlesworth and John Michael Sandel dated August 11, 1997 for retail store space at 10609 Grant, Houston, Texas.
14. Loan Agreement between Faith Walk Designs, Inc. and Sterling Bank dated June 19, 2000.
15. Loan Agreement between Faith Walk Designs, Inc. and Sterling Bank dated February 22, 2000.
16. Loan Agreement between Faith Walk Designs, Inc. and Sterling Bank dated December 1, 2000.
17. Loan Agreement between Faith Walk Designs, Inc. and Sterling Bank dated September 24, 1999.
18. Loan Agreement between Faith Walk Designs, Inc. and Sterling Bank dated November 16, 2000.
19. Lease Agreement between Faith Walk Designs, Inc. and Republic Leasing Company dated May 18, 1998.
20. Equipment Lease between Faith Walk Designs, Inc. and Monex Leasing dated January 29, 1998.

                                                                      SCHEDULE C

                        Other Common Texas Qualifications

         Other provisions which may be excepted from the Remedies Opinion by Texas lawyers and which are not found in the Other Common Qualifications under the ABA Accord, include the following (herein referred to as the "Other Common Texas Qualifications"):

         (a) provisions restricting access to courts or to legal or equitable remedies or purporting to affect the jurisdiction or venue of courts;

         (b) provisions purporting to establish evidentiary standards for suits or proceedings to enforce the Closing Documents;

         (c) provisions purporting to waive rights to notice, legal defenses, statutes of limitations, or other benefits that cannot be waived under applicable law;

         (d) provisions granting powers of attorney or authority to execute documents or to act by power of attorney on behalf of the Client;

         (e) self-help remedies provided for in the Closing Documents (other than those remedies available pursuant to an exercise in accordance with the provisions of Section 51.002 of the Property Code or Chapter 9 of the Texas Business and Commerce
                  Code);

         (f)      provisions providing that remedies are cumulative;

         (g)      provisions that decisions by a party are conclusive;

         (h) provisions purporting to provide remedies inconsistent with the UCC, to the extent the UCC is applicable thereto;

         (i) provisions purporting to grant to or limit rights of third parties; and

         (j) provisions purporting to create a trust or constructive trust without compliance with applicable trust law.